LIQUIDMETAL
   TECHNOLOGIES

                                                 News Release

FOR IMMEDIATE RELEASE
---------------------

CONTACT: David Townsend
         813-314-0280 ext. 127
         david.townsend@liquidmetal.com
         ------------------------------


        Liquidmetal Technologies Provides Third Quarter Revenue Estimate, Introduces New Operating Strategy Focused on Strategic Partnerships


         TAMPA, Fla., October 9, 2003 --Liquidmetal Technologies, Inc. (NASDAQ:LQMT) today provided a revised revenue estimate for its third quarter ended September 30, 2003 and announced a significant change in its operating and market focus.

         Full details of third quarter results will be announced on October 30; however, based on preliminary results, the company today said it expects revenues for the third quarter to be in the range of $3.2 to $3.5 million. This compares to revenues of $3.7 million generated in the same quarter of 2002 and $6.4 million recorded in the 2003 second quarter.

         The company noted that revenues in the preceding second-quarter benefited from a one-time, $2.0 million sale of Liquidmetal(R) alloy processing machinery as part of a new strategic partnership, and that there were no comparable machine sale transactions in the just-ended third quarter. Second quarter 2003 revenues also included $1.5 million in sales of other manufacturing equipment by the company's equipment manufacturing division. Sales of this type of equipment were significantly lower in the third quarter. In addition, revenues for the third quarter were below previous company guidance of $6.4 million as


                                    --more--

                                       (2)

a result of various factors, the largest of which were lower-than-expected shipments of cellular phone casing components and a less-than-anticipated revenue increase from the company's coatings segment. The shortfall in casing component shipments was largely due to a company-driven decision to halt production of a large customer order that was determined could not be manufactured at planned costs, as well as cancellation of another large volume order as a result of a customer-driven decision to discontinue a cell phone model.

Modified Business Strategy Announced
------------------------------------

         In addition to providing revised revenue guidance, the company announced a major shift in its operating strategy. Key elements of the modified strategy are:

        o Manufacturing of casing components for mass-market cell phones has been unprofitable and is being sharply curtailed. Future production of electronic casing components will be limited to select products that require the high-performance qualities of Liquidmetal alloys and can be priced accordingly.

        o In keeping with this emphasis on performance-driven product opportunities, internal manufacturing and marketing emphasis will be focused on higher-margin, value-added products in the company's targeted sports and medical markets.

        o Strategic partnerships, principally in the form of technology licensing and product distribution relationships, will be aggressively pursued with industry partners whose resources, market position and established technologies or processes will facilitate more rapid and effective development and commercialization of new products employing Liquidmetal alloys. This will enable the company to operate on a less capital-intensive basis than under its previous, internal-only manufacturing strategy.

                                    --more--

                                       (3)

         "We initially targeted the mass-production cell phone casings market because of its potential for high product volumes and branding opportunities; however, current manufacturing process limitations, higher-than-expected production costs, unpredictable customer adoption cycles, short product shelf life, and intense pricing pressures have made it difficult to compete profitably in this commodity-driven market at this stage of our company's evolution," said Chairman and CEO John Kang.

         "Our revised strategy addresses the reality that our unprecedented technology is still new in the marketplace, and that while we have made great progress in developing and improving our proprietary processes over the past year, they are not yet refined to the point that we can cost-effectively manufacture price-sensitive, commodity products. Our core competency is alloy development, and we believe that a business model heavily weighted to funded, strategic partnerships will provide a more direct path to revenue growth and success," Kang said.

         In support of this transition, the company is intensifying cost improvement programs initiated in previous quarters that to date have substantially reduced operating expenses. Further cost reduction actions are planned in the current fourth quarter to more fully align expenses with the company's limited near-term manufacturing focus.

         To further support these initiatives and strengthen its cash resources, the company reported that it is actively exploring potential sources of funding in the form of equity or debt financing.

         Going forward, funded research and development activities, principally for defense-related and medical products, and stable demand for the company's coatings products are expected to continue to provide a baseline of revenues. However, the company said that while it continues to progress with development of sports and medical products, the timeframe for bringing these products to market is being extended.


                                    --more--

                                       (4)


As an outgrowth of this timing shift, the company said it no longer expects to reach profitability in the fourth quarter of 2003. Profitability will continue to be a primary focus of operations, and with the deployment of the modified business strategy, the company will make further statements about its outlook for reaching profitability when appropriate.

Conference Call Scheduled
-------------------------

         For additional perspective on today's announcement, the company has scheduled a web cast/conference call for 9 a.m. ET today. This call is not intended to replace the company's regularly scheduled earnings conference call on October 30. Today's call will not focus on detailed financial results for the third quarter, but will primarily focus on the modified strategy initiatives outlined in this release. Interested parties may access the conference call live via the Internet from Liquidmetal Technologies' web site at http://ir.liquidmetal.com or at www.companyboardroom.com. The dial-in number for analysts and investors participating in the operator-assisted call is toll-free 1-800-915-4836 or toll 1-973-317-5319 for international callers. Institutional investors may also access the call via CCBN's password-protected event management site, www.streetevents.com. A rebroadcast will be available after 11 a.m. the day of the call on the company's website or at toll-free 1-800-428-6051 or 1-973-709-2089 for international callers, access code 309533.



About Liquidmetal Technologies, Inc.
------------------------------------

Liquidmetal Technologies, Inc. (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third RevolutionTM in material science.

                                    --more--

                                       (5)


This news release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting and improving our intellectual property and manufacturing processes; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                      # # #